UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 2, 2007
Skyworks Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5560	04-2302115

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

20 Sylvan Road, Woburn, Massachusetts	01801

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 376-3000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement
     On March 2, 2007, Skyworks Solutions, Inc. (the “Registrant”) entered into an Indenture and a Registration Rights Agreement as described in Item 2.03 hereof. The descriptions of the Indenture and the Registration Rights Agreement in Item 2.03 hereof are incorporated by reference into this Item 1.01.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     As previously reported, on February 27, 2007, the Registrant entered into a definitive agreement to sell $100 million aggregate principal amount of 1 1/4% convertible subordinated notes due 2010 (the “2010 Notes”) and $100 million aggregate principal amount of 1 1/2% convertible subordinated notes due 2012 (the “2012 Notes” and together with the 2010 Notes, the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Act”). The sale of the Notes was consummated on March 2, 2007.
     The terms of the Notes are governed by an indenture between the Registrant and U.S. Bank National Association, as trustee, dated March 2, 2007 (the “Indenture”).
     The 2010 Notes will bear interest at a rate of 1 1/4% per annum, and the 2012 Notes will bear interest at a rate of 1 1/2% per annum. Interest on the Notes is payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2007. The 2010 Notes will mature on March 1, 2010 and the 2012 Notes will mature on March 1, 2012. The Registrant may not redeem the Notes.
     The Notes are the Registrant’s unsecured subordinated obligations and will be (i) subordinated in right of payment to all of the Registrant’s existing and future senior indebtedness, except that the Notes will rank equal in right of payment with the Registrant’s 4.75% convertible subordinated notes due November 2007, and (ii) structurally subordinated in right of payment to all indebtedness and liabilities of the Registrant’s subsidiaries, including trade debt and amounts borrowed by the Registrant’s wholly-owned subsidiary, Skyworks USA, Inc., under its credit facility with Wachovia Bank, N.A., under which $50.0 million was outstanding as of December 29, 2006.
     Prior to maturity, a holder of Notes may surrender some or all of its Notes for conversion. Notes will be convertible into cash, shares of the Registrant’s common stock, $0.25 par value per share (“Common Stock”), or a combination of cash and shares of Common Stock, at the Registrant’s option. Holders may only convert Notes in a principal amount of $1,000 or an integral multiple of $1,000. The initial conversion rate for the 2010 Notes and for the 2012 Notes is 105.0696 per $1,000 principal amount of Notes (which is equivalent to a conversion price of approximately $9.52 per share), in each case subject to adjustments.

     A holder of Notes may require the Registrant to repurchase some or all of its Notes for cash upon the occurrence of a fundamental change, as defined in the Indenture, at a price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.
     If a holder of Notes elects to convert its Notes upon the occurrence of a fundamental change, under certain circumstances, the holder will be entitled to receive, in addition to a number of shares of Common Stock equal to the applicable conversion rate, an additional number of shares of Common Stock based on the price of the Common Stock on the effective date of the fundamental change. No additional shares of Common Stock will be issued if the price of the Common Stock at the time of the fundamental change is less than $7.20 or more than $40.00 (subject to adjustment).
     The following constitute events of default under the Indenture that could, subject to certain conditions, cause the unpaid principal on the Notes to become due and payable:
     (1) a default in the payment when due of any principal of any of the Notes at maturity, exercise of a repurchase right or otherwise (whether or not prohibited by the subordination provisions of the Indenture);
     (2) a default in the payment of any interest or additional interest when due under the Notes, which default continues for 30 days (whether or not prohibited by the subordination provisions of the indenture);
     (3) a default in the Registrant’s obligation to satisfy its conversion obligation upon exercise of a holder’s conversion right, which default continues for 15 days after performance is due;
     (4) a default in the Registrant’s obligation to provide notice of the occurrence of a fundamental change when required by the Indenture;
     (5) the Registrant’s failure to comply with any of its agreements in the Notes or the Indenture upon receipt of notice of such default from the Trustee or from holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and the Registrant’s failure to cure (or obtain a waiver of) such default within 60 days after receipt of such notice;
     (6) the failure by the Registrant or any significant subsidiary to make any payment of principal in excess of $20.0 million in respect of indebtedness for borrowed money, when and as the same shall become due and payable, whether at maturity or upon acceleration, and such indebtedness is not paid, or such acceleration is not rescinded, by the end of the 30th day after receipt of notice of such default from the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding; or
     (7) certain events of bankruptcy, insolvency or reorganization of the Registrant or any significant subsidiary.

     In connection with the offering of the Notes, the Registrant entered into a registration rights agreement, dated as of March 2, 2007, with Credit Suisse Securities (USA) LLC (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Registrant agreed to file a shelf registration statement on Form S-3 with respect to the Notes and the shares of Common Stock issuable upon conversion of the Notes not later than 120 days after the original issuance of the Notes and to use its commercially reasonable efforts to have this shelf registration statement declared effective not later than 180 days after the first date of original issuance of the Notes. Additional interest will accrue on the Notes if the shelf registration statement has not been filed with the Securities and Exchange Commission (the “SEC”), if the shelf registration statement has not become effective, or if the shelf registration statement shall cease to be effective or fail to be usable within specified periods, or the use of the prospectus has been suspended for longer than the permitted period, subject to certain exceptions and limitations set forth in the Registration Rights Agreement.
     The foregoing descriptions are qualified in their entirety by reference to the Indenture and Registration Rights Agreement, which are attached to this Current Report on Form 8-K as Exhibits 4.1 and 99.1, respectively.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
4.1	Indenture dated as of March 2, 2007 between the Registrant and U.S. Bank National Association, as Trustee.

99.1	Registration Rights Agreement dated March 2, 2007 between the Registrant and Credit Suisse Securities (USA) LLC.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2007	SKYWORKS SOLUTIONS, INC.
	By:	/s/ Mark V.B. Tremallo
		Name:	Mark V.B. Tremallo
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of March 2, 2007 between the Registrant and U.S. Bank National Association, as Trustee.

99.1	Registration Rights Agreement dated March 2, 2007 between the Registrant and Credit Suisse Securities (USA) LLC.